NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND AND RESULTS OF ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 16, 2012 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents per share on its common stock to be paid in cash.  The dividend is payable on June 26, 2012 to shareholders of record at the close of business on June 11, 2012.

NL also announced that at its annual shareholder meeting held today its shareholders had:

•	re-elected each of Cecil H. Moore, Jr., Glenn R. Simmons, Harold C. Simmons, Thomas P. Stafford, Steven L. Watson and Terry N. Worrell as a director for a one year term;

•	approved the NL Industries, Inc. 2012 Director Stock Plan; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2012 annual meeting.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide products and other businesses.

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